As filed with the Securities and Exchange Commission on November 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVG Technologies N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Gatwickstraat 9-39

1043 GL Amsterdam

The Netherlands

(Address of Principal Executive Offices)

Amended and Restated 2013 Option Plan

(Full title of the plan)

AVG Technologies USA, Inc.

1 Executive Drive, 3rd Floor

Chelmsford, MA 01824, USA

Telephone: (978) 319-4460

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value €0.01 per share
- Amended and Restated 2013 Option Plan	3,150,000(2)	$16.98(3)	$53,487,000	$6,215.19
Total	3,150,000	—	$53,487,000	$6,215.19

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “1933 Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Represents an increase to the number of shares of the Registrant’s ordinary shares reserved for issuance under the Amended and Restated 2013 Option Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the 1933 Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of our Ordinary Shares as reported on the New York Stock Exchange on October 28, 2014 (rounded up to the nearest cent).

PART I

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered its ordinary shares for issuance under the Amended and Restated 2013 Option Plan (the “Plan”) under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2014 (File No. 333-195691). The shares reserved under the Plan have been increased by 3,150,000 ordinary shares. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “1934 Act”), are incorporated by reference herein:

(a) The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013 filed with the Commission on March 25, 2014; and

(b) The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35408), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on January 27, 2012, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual report to stockholders or document or current report furnished under Form 6-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

4.1	Articles of Association	F-1	333-178992	January 13, 2012	3.2

4.2	Supervisory Board By-Laws	F-1	333-178992	January 13, 2012	3.3

4.3	Management Board By-Laws	F-1	333-178992	January 13, 2012	3.4

5.1	Opinion of Allen & Overy LLP					X

23.1	Consent of BDO Audit & Assurance B.V., independent registered public accounting firm					X

23.2	Consent of PricewaterhouseCoopers Accountants N.V.					X

23.3	Consent of Allen & Overy LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (set forth on the signature page)					X

99.1	Amended and Restated 2013 Option Plan, dated May 7, 2013	20-F	001-35408	March 25, 2014	4.13

99.2	Appendix to 2013 Option Plan—Restricted Share Unit Plan, dated May 7, 2013	20-F	001-35408	March 25, 2014	4.14

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands on this 4th day of November, 2014.

AVG Technologies N.V.

By:	/s/ Gary Kovacs
	Name:	Gary Kovacs
	Title:	Chief Executive Officer, Managing Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Gary Kovacs and John Little, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable AVG Technologies N.V. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2014 in the capacities indicated:

Name	Title

/s/ Gary Kovacs	Chief Executive Officer; Managing Director
Gary Kovacs	(Principal Executive Officer)

/s/ John Little	Chief Financial Officer; Managing Director
John Little	(Principal Financial Officer and Principal Accounting Officer)

Member of the Supervisory Board (Chairman)
Dale L. Fuller

Member of the Supervisory Board (Vice Chairman)
Gabriel Eichler

/s/ Ronan Dunne	Member of the Supervisory Board
Ronan Dunne

/s/ Frank Esser	Member of the Supervisory Board
Frank Esser

/s/ Jan G. Haars	Member of the Supervisory Board
Jan G. Haars

/s/ Jonathan W. Meeks	Member of the Supervisory Board
Jonathan W. Meeks

/s/ Colin Tenwick	Member of the Supervisory Board
Colin Tenwick

AVG TECHNOLOGIES USA, INC.	Authorized Representative in the United States

/s/ Natasha Aljalian	Director and Corporate Secretary
Natasha Aljalian